Exhibit 99.1

A subsidiary of California Water Service Group

P.O. Box 384809, Waikoloa, HI 96738

September 30, 2020

Contact: Yvonne Kingman, 310-257-1434 (media)

Tom Smegal, 408-367-8200 (analysts)

For Immediate Release

HAWAII WATER SERVICE RECEIVES HAWAII PUBLIC UTILITIES

COMMISSION

APPROVAL TO ACQUIRE KALAELOA WATER COMPANY

waikoloa, Hawaii — Hawaii Water Service (Hawaii Water), a subsidiary of California Water Service Group (Group) (NYSE: CWT), has received approval from the Hawaii Public Utilities Commission (Commission) to acquire Kalaeloa Water Company, LLC, a water and wastewater utility located in the growing Kapolei area of the City and County of Honolulu on Oahu.

Pursuant to the agreement with Hunt Companies Inc. and upon closing of the acquisition, which is subject to the remaining closing conditions in the agreement, Hawaii Water will acquire Kalaeloa Water Company, LLC, which owns and operates both the water and wastewater utility systems serving residential, commercial, and industrial customers in Kalaeloa, a 3,700-acre area located on the former Barbers Point Naval Air Station.

“We are committed to providing quality, service, and value to all of our customers in the islands, and we look forward to welcoming Kalaeloa customers into our Hawaii Water ‘ohana,” said Martin A. Kropelnicki, Group President and CEO. “We appreciate the Commission’s diligence in reviewing and approving this agreement, and we look forward to closing this transaction and ensuring Kalaeloa customers have reliable, high-quality utility services for their everyday and emergency needs, both now and for generations to come.”

Hawaii Water currently provides water and/or wastewater utility services to 5,000 customers, including a number of large resorts and condominium complexes, in the communities of Ka‘anapali, Pukalani, Waikoloa, North Kona Coast, and Kohala Coast on Maui and the Big Island. Hawaii Water has about 50 employees, who provide services including meter reading, water quality testing, water and wastewater treatment, water system design and construction, and customer service.

Hunt initially purchased Kalaeloa Water Company and made significant investments to ensure long-term reliability of the system and financially stabilize the utility. Customers should not expect material changes in Kalaeloa Water Company operations, as the operator will remain the same after closing of the acquisition. Until such closing occurs, Hunt will maintain ownership of Kalaeloa Water Company and operate the water and wastewater system as it has since acquiring it in 2017.

Hawaii Water is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service, Washington Water Service, New Mexico Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated utility service to more than 2 million people in over 100 California, Washington, New Mexico, and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to complete the acquisition and ability to operate the Kalaeloa water system in an accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the recent outbreak of coronavirus (or COVID-19), governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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